Exhibit 28 (j)(27) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Money Market Obligations Trust:

We consent to the use of our reports, dated September 26, 2016, with respect to the financial statements of Federated Government Obligations Fund, Federated Government Obligations Tax-Managed Fund, Federated Municipal Obligations Fund, Federated Prime Cash Obligations Fund, Federated Institutional Prime Obligations Fund (formerly, Federated Prime Obligations Fund), Federated Institutional Prime Value Obligations Fund (formerly, Federated Prime Value Obligations Fund), Federated Tax-Free Obligations Fund, and Federated Treasury Obligations Fund, each a portfolio of Money Market Obligations Trust, as of and for the periods ended July 31, 2016, included herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the statements of additional information.

/s/ KPMG LLP

Boston, Massachusetts

September 26, 2016